Filed by Coastline Corporate Services, Inc. – 727-596-6095

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EASY ESL PUBLISHING, INC.
(Name of small business issuer in its charter)

Delaware	2731	20-8410497
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

EASY ESL PUBLISING, INC. 105 – 501 Silverside Road Wilmington, DE 19809 (800) 670-2721
(Address and telephone of principal executive offices) 105 – 501 Silverside Road Wilmington, DE 19809 (Address of principal place of business or intended place of business)

VALIS INTERNATIONAL, INC. 105 – 501 Silverside Road Wilmington, DE 19809 (302) 792-0175
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit [1]	Proposed maximum aggregate offering price	Amount of registration fee [2]

Common Stock	4,000,000	$0.02	$80,000	$8.56

[1] The offering price has been arbitrarily determined by the company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

EASY ESL PUBLISHING, INC.

SHARES OF COMMON STOCK
4,000,000 SHARES OF COMMON STOCK ARE OFFERED FOR SALE BY THE COMPANY

Prior to this registration, there has been no public trading market for the common stock of Easy ESL Publishing, Inc. (“Easy ESL Publishing”). Easy ESL Publishing’s common stock is not presently traded on any market or securities exchange.

Easy ESL Publishing is registering 4,000,000 shares of its common stock for sale to the public. The company is selling all of the shares. The price for the shares will be $0.02 per share.

Easy ESL Publishing may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Easy ESL Publishing will receive all proceeds from the sale of the shares being registered.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus.  Any representation to the contrary is a criminal offense.

INVESTING IN THE COMPANY’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING AT PAGE 4.

PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 17, 2007.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Easy ESL Publishing, Inc.

Easy ESL Publishing, Inc. (“Easy ESL Publishing”, “the Company”, or “we) is a development stage company, organized on November 9, 2006 in the State of Deleware and established a year end of January 31st.  The Company plans to enter into the English as a Second Language (ESL) industry by creating our educational workbooks.   These workbooks will provide students in China with additional learning resources to enhance their understanding of the English Language.

The Company will compete with traditional textbook publishers by providing students with a more hands-on approach to learning.  By going through exercises within the workbooks, ESL students will be able to develop their skills quicker and with a better understanding of its practical uses.

Our business office is located at 105 – 501 Silverside Road, Wilmington, DE 19808 and our telephone number is (800) 670-2721 and our fax number is (888) 556-8411.  Our United States and registered statutory office is located at 105 – 501 Silverside Road, Wilmington, DE 19809, telephone number (302) 792-0175.

As of April 30, 2007, Easy ESL Publishing had raised $10,000 through the sale of its common stock. There is $7,275 of cash on hand in the corporate bank account. The Company currently has liabilities of $6,513, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $6,359. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete in the audited financial statements of the company filed with this prospectus.

Summary of the Offering by the Company

Easy ESL Publishing has 10,000,000 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Easy ESL Publishing will receive all proceeds from the sale of the common stock.

Securities being offered by the company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the Company.
Offering price per share by the company.	A price, if and when the company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	14,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

Easy ESL Publishing, Inc. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if the Company’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Easy ESL Publishing will receive all proceeds from the sale of the common stock by the company. If all 4,000,000 common shares being offered by Easy ESL Publishing are sold, the total gross proceeds to Easy ESL Publishing would be $80,000. The company intends to use the proceeds from this offering (i) to begin placing advertisements in magazines looking for writers estimated at $5,000 (ii) develop a website to facilitate contact, estimated at $35,000, (ii) to prepare legal contracts for execution between author and the company, estimated at $10,000, (iii) to contract with a publishing company in Asia to print the workbooks and begin production, estimated at $30,000 and (iv) to enhance marketing and set up sales and distribution systems, estimated at $15,000. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $6,359, are being paid for by Easy ESL Publishing.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Easy ESL Publishing may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon approval of this registration statement..

You should rely only upon the information contained in this prospectus. Easy ESL Publishing has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

Summary of financial information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of April 30, 2007
Total Assets	$7,275
Total Liabilities	$6,513
Shareholder’s Equity	$ 762
Operating Data	November 9, 2006 (inception) through April 30, 2007
Revenue	$0.00
Net Loss	$(9,238)
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Easy ESL Publishing has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Auditor’s Going Concern

THERE IS SUBSTANTIAL DOUBT ABOUT EASY ESL PUBLISHING’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our April 30, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our Directors may be unwilling or unable to loan or advance additional capital to Easy ESL Publishing, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “April 30, 2007 Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

Risks Related To Our Financial Condition

WE ARE A DEVELOPMENT STAGE ENTITY.  THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its products. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) creating a website to begin communication with teachers and future authors, (iii) advertising in educational magazines, (iv) legal and accounting fees at various stages of operation, (v) travel to Asia to meet with prospective users of our products, (vi) printing, sales and distribution of the workbooks in China.

In funding the design and implementation of the workbooks, the company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful.  We cannot provide investors with any assurance that our workbooks will attract teachers or students.  Samples will need to be created and authors will need to be hired before the workbooks can generate any operating revenue or achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. Easy ESL Publishing, Inc.’s cash balance as of April 30, 2007 is $7,275. The company anticipates its monthly expenses over the next twelve months to be $400. Easy ESL Publishing, Inc. will require additional financing in order to maintain its corporate existence and to implement its business plans and strategy.

We require significant capital over the next twelve months, to solicit teachers and begin writing the workbooks for marketing and advertising purposes.  We will also require a significant amount of capital to print the workbooks and to travel overseas to ensure quality of operations.   If we are not successful in earning revenues once we have established our initial product offering and commenced business operations, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor before making any investment in the Company.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, they may be able to choose all of our directors and control the direction of the Company. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively its directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the design or sale of Easy ESL Publishing workbooks.

Risks Related to Investing in Our Company

TEACHERS MAY NOT BE FOUND TO WRITE THE WORKBOOKS.

We may have difficulty in recruiting qualified teachers to write our ESL workbooks.  If we cannot find teachers, or if we cannot attract a sufficient number of teachers to write our workbooks, it could result in us failing to meet our business objectives as workbooks are required as a part of our any marketing and business development activities. The teacher recruiting process could also take more time and money than anticipated.  Without workbooks, or authors to write our workbooks, our business may fail.

IF TEACHERS ARE FOUND, THE WORK THEY PRODUCE MAY NOT BE ORIGINAL RESULTING IN PLAGERISM WHICH COULD CARRY LEGAL IMPLICATIONS.

If a teacher is hired to write workbooks for Easy ESL Publishing who is unfamiliar with copyright law, the workbooks they create could be subject to litigation for copyright violations.   If such violations were proven, the Company may face substantial monetary penalties and any books published by us may have to be withdrawn.  Easy ESL Publishing may not be able to afford any fines due to copyright infringement, nor have its workbooks pulled from the production line or from store shelves if violations are not found before the books go to print.  Such fines and business disruption may prevent the company from continuing operations.

THE CONTRACTS BETWEEN THE TEACHERS AND THE COMPANY MAY TAKE TIME AND MONEY TO DEVELOP.

Contract development between the Company and the authors of the workbooks may take longer than initially planned and could result in a delay in author recruitment.  This could cause a delay in all other aspects of our business, including an increase in legal fees, and not allow us to follow our plan of operation.

THE COMPANY MAY RUN INTO PRINTING AND DISTRIBUTION DIFFICULTIES IN CHINA MAKING THE COST OF PRODUCTION TOO HIGH.

Events beyond the control of the Company such as staffing shortages and plant shutdowns at the third party facilities that will print our workbooks, and which cause any type of delay, could result in loss of revenues which would be detrimental to our business.

EXTENSIVE TRAVEL TO CHINA COULD RESULT IN COSTS HIGHER THAN ANTICIPATED.

If unanticipated issues arise during business travel to Asia and trips need to be extended, costs could be higher than initially anticipated.   We have also not allowed for return trips or extensive travel if matters were not resolved efficiently during planned trips.   Due to the rising cost of international travel, the company may not afford subsequent trips, which could in turn detrimentally affect our future marketing initiatives.

ESL TEACHERS MAY NOT BE ABLE TO PURCHASE THE ADDITIONAL RESOURCE MATERIAL.

In the last 30 years China has undergone immense amounts of textbook reform, resulting in textbook selection for teachers and students that is pre-determined by provincial standards for each particular curriculum.  If our workbooks are not on that list, but the teacher feels it is a suitable learning tool, their budget constraints may not allow them to go ahead and purchase the additional material for the classroom.

THE COMPANY’S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE SALE OF ITS WORKBOOKS. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

Since the Company requires a large amount of financing to bring the workbooks to market, the final price we will have to charge must be sufficient enough to cover costs.  This may result in a price that is too high for the market and anticipated sales may not be realized resulting in the Company to fail and the loss to your entire investment.

Risks Related to Investing in Our Industry

THE SURGE IN POPULARITY OF ESL COURSES IN CHINA MAY NOT BE SUSTAINABLE.

The Chinese government has been putting immense pressure on their population to learn English but, as with any market at its peak, there is a chance that the trend could shift to more emphasis on cultural awareness and away from ESL.  If the Chinese population decides their cultural identity is being comprised with too many English courses, or if the government decides to restructure regulations surrounding ESL courses and curriculums, it will be harder for new companies to enter the market.   Easy ESL Publishing could be faced with declining market interest which would seriously affect our ability to conduct business.

THE BOOKS MAY NOT BE COMPETETIVE IN THE MARKET PLACE AND LEARNING INSTITUTIONS MAY NOT BE WILLING TO PURCHASE AND PROVIDE OUR WORKBOOKS .

Easy ESL Publishing, Inc. will face a major challenge if the workbooks are not offered to students by the learning institutions as part of the course fee.   If the students are left to purchase the workbooks as a recommendation for a suitable supplementary learning tool, they may be faced with too many choices and Easy ESL Publishing will need to demonstrate a competitive offering.  There are many learning tools that exist for students who want to further their education beyond the classroom and pre-assigned work.  If our workbooks are not priced competitively and if they don’t appeal to the student, they may not choose to spend their money on our product.   If we are not able to penetrate the market through the classroom as pre-assigned study material, it could be extremely detrimental to our business

THE BOOKS MAY NOT BE COMPATABLE WITH CURRENT COURSE OFFERINGS RESULTING IN A NEED TO EXPAND OUR MARKETING INTIATIVE.

There is no guarantee that Easy ESL Publishing will be able to penetrate the market through the classroom.  If a particular school has developed a detailed curriculum with pre-determined textbook selections, we would have to spend additional capital to convince the learning institution that our workbooks are relevant, and campaign for our workbooks to be added to the pre-determined list of material for students.    If the teachers are responsible for the selection of suitable text, the Company would have to ensure that they direct their marketing efforts to them in order to achieve profitability.  It could be that we would need to develop various levels of marketing to ensure that our product reaches the intended market if not already easily adaptable to current course offerings and suitability, resulting in increase expenditures that were not previously anticipated.

GENERAL COMPETITION

Even though Easy ESL Publishing has identified a market for its product, there are no guarantees that other companies could not also introduce a similar product.   If these companies are already well established in other areas of textbook development, they may be able to introduce their workbook at a lower cost and make it difficult for a new company such as ourselves to sustain operations.

AVAILABLE INFORMATION

Easy ESL Publishing filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Easy ESL Publishing, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$20,000	$40,000	$60,000	$80,000
Less: OFFERING EXPENSES	=========	=========	==========	=========
SEC Filing Expenses::	4,000	4,000	4,000	4,000
Printing::	250	250	250	250
Transfer Agent:	2,100	2,100	2,100	2,100
TOTAL	$6,350	$6,350	$6,350	$6,350

Less: WEBSITE, SALES, MARKETING & ADVERTISING
Travel:	500	3,000	5,500	10,000
Website/Hosting:	2,000	5,500	8,000	10,000
Printing and Distribution:	2,000	5,500	10,000	15,000
Commission and payment for Authors:	1,000	3,000	4,000	7,000
Marketing & Advertising (including trade shows):	1,000	8,000	13,500	17,000
TOTAL	$5,500	$21,000	$41,000	$59,000

Less: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet:	500	2,000	2,000	3,000
Legal and Accounting:	7,650	8,650	8,650	9,650
Office Temp :	0	2,000	2,000	2,000
Total	$8,150	$12,650	$12,650	$14,650
	=========	==========	==========	=========
TOTALS	$20,000	$40,000	$60,000	$80,000

The above figures represent only estimated costs.

The funds raised through this offering will be used to (a) identify magazines and resources that ESL teachers use and begin advertising initiatives (b) develop our website to facilitate contact between authors and the company. The first stage of the company’s procurement includes travel (estimated to cost $10,000) marketing and advertising (estimated to cost $17,000), paying workbook writers (estimated to cost $7,000) and hosting the company’s web site (estimated to cost $10,000). The first stage of our development plan will also include administration expenses (estimated to cost $14,650).

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Easy ESL Publishing and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity. The company’s directors paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$-0.000924
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.005054
Increase to present stockholders in net tangible book value per share after offering	$0.005978
Capital contributions	$80,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.014946
Capital contributions	$80,000
Percentage of capital contributions	88.9%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016095
Capital contributions	$60,000
Percentage of capital contributions	85.7%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.017437
Capital contributions	$40,000
Percentage of capital contributions	80%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.019022
Capital contributions	$20,000
Percentage of capital contributions	66.7%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	9.1%

THE OFFERING BY THE COMPANY

Easy ESL Publishing is registering 4,000,000 shares of its common stock for offer and sale.

To date, no steps have been taken to list Easy ESL Publishing’s common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that Easy ESL Publishing will be granted a listing.

All of the shares registered herein will become tradable on the effective date of this registration statement. The Company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our directors own 10,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The Company is hereby registering 4,000,000 common shares. The price per share is $0.02 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

In the event the Company receives payment for the sale of their shares, Easy ESL Publishing will receive all of the proceeds from such sales. Easy ESL Publishing is bearing all expenses in connection with the registration of the shares of the company.

PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 4,000,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Easy ESL Publishing will receive all proceeds from the sale of the shares by the company. The price per share is $0.02 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, Easy ESL Publishing’s common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The Company' shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, the Company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only if they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Easy ESL Publishing has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

Easy ESL Publishing will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Our directors serve until their successors are elected and qualified. Our officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our director is set forth below:

Name and Address	Age	Position(s)

Cameron J. Wong 279 E. 18th Ave., Vancouver, British Columbia Canada V5V 1E5	54	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background of Officers and Directors

Cameron J. Wong

Cameron Wong is a graduate of Simon Fraser University where he obtained a Bachelor of Arts Degree in English with a minor in History and a high school teaching certificate.  Mr. Wong taught grades K – 12 in the Vancouver public school system from 1976 – 1979.

In 1980 he established retail and tech support services business for microcomputers, which he operated until 1997.  In 1997 he founded a business that builds, maintains and repairs custom bicycles and from 2001 to 2004 he worked as a technician and mechanic at a bicycle re-manufacturing warehouse.  While there he reprogrammed the company’s parts department and was responsible for filling and packaging parts orders for over 300 bicycle dealer locations across Canada.

From 2004 to the present Mr. Wong has worked as a pest control subcontractor.

Mr. Wong’s is of Chinese descent and is fluent in Cantonese. His family has lived in Vancouver since 1919.  He has studied and administers Sitiatsu Massage therapy and has taken courses in reflexology and practices Gioju Katate.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict of interest between other business interests of these directors and their involvement in Easy ESL Publishing, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Cameron Wong 279 E. 18th Ave., Vancouver, BC V5V 1E5	10,000,000	100%	71.49%	76.9%	83.3%	90.9%
Common Stock	All Officers and Directors as a Group (1 person)	10,000,000	100%	71.4%	76.9%	83.3%	90.9%

[1]

The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Wong is the only “promoter” of our company.

As of April 30, 2007, a total of 10,000,000 shares of common stock were issued to our director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The 10,000,000 shares currently issued and outstanding were acquired by our sole officer and director on December 4, 2006. We issued a total of 10,000,000 common shares for consideration of $10,000, which was accounted for as a purchase of common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Indemnification; Limitation of Liability

Our Certificate of Incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

As permitted by Delaware law, we have eliminated the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide, among other things, that we will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 203 of the Delaware General Corporation Law

We are not currently subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions specified therein, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," including general mergers or consolidations or acquisitions of additional shares of the corporation, for a three-year period following the time that such stockholder became an interested stockholder.

Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

•

 any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

The statute is intended to prohibit or delay mergers or other takeover or change in control attempts. Although we are currently exempt from the statute's provisions, we could become subject to Section 203 in the future.

Reporting

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Easy ESL Publishing will act as its own transfer agent.

Stock Option Plan

The Board of Directors of Easy ESL Publishing has not adopted a stock option plan (“Stock Option Plan”). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Easy ESL Publishing may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated on November 9, 2006 under the laws of the State of Delaware. On that date, Cameron Wong was appointed as our sole director. Mr. Wong was also appointed as President, Secretary, Treasurer and Chief Executive Officer.

DESCRIPTION OF BUSINESS

Company Descriptions

Easy ESL Publishing, Inc. is a development stage company and was organized on November 9, 2006 to enter into the ESL industry with its unique approach to teaching and learning English.  The business will be run by Cameron J. Wong.    The business was started by Mr. Wong, who has considerable experience as a teacher as well as an extensive background as an entrepreneur.

English as a Second Language (ESL) has become big business in China.  In the past 10 years especially there has been a significant increase on the emphasis of English as a Foreign/Second language.  In fact, of the 37 billion yuan annual booksales, ESL takes up as much as 25% of that market.    With that in mind, Easy ESL Publishing is a business hoping to capitalize on this emerging trend by creating a series of workbooks designed to assist the ESL student in effectively learning the English language.  Different from textbooks, which often carry strict regulation and need to be formatted to specific course curriculum’s, these workbooks will be an additional learning tool for the students that will help with the development of the English language through practical exercises and learning techniques

The books will be written by teachers.   Teaching English as a second or additional language is recognized as a specialist field around the world; it includes a wide range of understandings, strategies, skills and techniques pertaining to the teaching and learning of language, content and culture.  The company will choose teachers from around the world based on their qualifications and their experience within the industry.  Past experience in, or extensive knowledge of, an ESL environment would be a strong asset.    Well educated teachers, both from their classroom experience as well as from their own studies, will be able to provide the best insight into what type of learning will be the most effective for students.   There is currently no shortage of these teachers around the world today.  ESL teachers from Australia, Great Britain, Canada, and the United States of America are currently being heavily recruited.   China recruits approximately 100,000 native English teachers each year, which results in wealth of possible candidates with a variety of backgrounds and experiences to draw from.

The company hopes to recruit teachers that will write the ESL books and provide them to the company to publish and distribute to the market.  The teachers will be paid a percentage of the revenue from sales of their books.

Target Market and Customers

Initially, Easy ESL Publishing, Inc. will target adult students taking night courses to learn English.  China, being a world leader in business, is a market in which the English Language is becoming increasingly popular.   World events such as the recent membership into the World Trade Organization (WTO) and the upcoming 2008 Olympic games have resulted in a push by the Chinese government for citizens to learn English.   On a personal level, proficiency in English is seen as a key to a host of opportunities: to go abroad for further education, to secure desirable jobs in the public and private sectors, foreign-invested companies or joint ventures and to be eligible for a promotion to higher professional ranks.

Market Opportunity

Easy ESL Publishing, Inc. will make workbooks available for students through their teachers and they will also be offered directly to students for purchase as supplementary course material.  Initially, the company will sell the books to the teachers who will then encourage students to buy them based on their own personal assessment.  Teaching materials and budgetary restraints do vary from one teaching facility to the next, and the company will take this into consideration as it advances its business plan. In some cases, teachers have the ability to purchase materials based on their own assessment of effectiveness, provided it falls within budget and the course syllabus.   In other cases, the teachers will have to encourage students to purchases the workbooks on their own if government or institutional restrictions do not allow the use of such books in the classroom.

Competitive Advantage

ESL courses have been so varied in China that there are either no rules or set guidelines for teachers and their choice of teaching material, or there are strict rules that provide instructors with a detailed curriculum and chosen textbooks.   Both could work in our favour.   This is a unique offering that will allow students to learn through practical examples as opposed to strictly reading a textbook.   The fact that there is no regularity in regards to course material from class to class means there is an opportunity to appeal to students on various levels from teacher to students.

The Competition

The market for educational and training products and services is highly competitive and Easy ESL Publishing, Inc. expects that this competition will continue to intensify. The production of learning resources for the education community is mainly in the hands of major publishers and these companies provide curriculum-based media to the school systems from which the educators extrapolate their lessons. These do tend to be dry and basic, so the company will focus on their unique learning tool as their main competitive advantage.

Marketing

Our initial marketing efforts may include:

- Placing advertising in magazines looking for authors to write the workbooks.

- Development of a website to initiate contact between the company and these authors – later to be enhanced for advertising purposed.

- Attend trade educational trade events to showcase our workbooks.

- Approach various schools and learning facilities in China to promote the effectiveness of our offering.

Publishing and Distribution

Due to rising costs in printing and distribution throughout North America, Easy ESL Publishing, Inc. will try and keep this expense to a minimum by printing the workbooks in Asia.  We anticipate that there will be several publishing houses to choose from, and we are aware of the various aspects to consider when choosing the right company to achieve our business goals.   This includes ensuring that the company is able to effectively communicate with us in English so not to delay production due to misunderstandings.  We are also aware of the employment difficulties and the fact that certain companies often lack skilled workers.  We will ensure that the company we choose is able to meet set deadlines and budget restraints or invoke penalties.

Easy ESL Publishing, Inc. will also consider distribution direct from the publishing house to cut down on warehouse and storage costs.  Appropriate distribution channels will need to be established for effective delivery with minimum inventory.

Staffing

As of April 30, 2007, Easy ESL Publishing has no permanent staff other than its director, Cameron Wong, who is the President and Chairman of the company. Mr. Wong is employed elsewhere and has the flexibility to work on Easy ESL Publishing up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

Employees and Employment Agreements

At present, Easy ESL Publishing has no employees other than its director who have not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company’s director.

Growth Opportunities and Expansion

It is said that at any given moment, 600 million Chinese are studying English, which is almost twice the population of the United States of America.   English is currently being taught in China from Kindergarten all the way through to graduation and on to higher level learning such as colleges and universities.  Furthermore, in the past few years, a number of well-resourced schools have been experimenting with integrating English learning with the study of other subjects.  At these schools, English is used to teach mathematics, science, biology, computer science, arts, ballet, IT, and a few other subjects.

Based on the acceptance of its product, the company will consider expanding their selection of workbooks and branch out to other areas of study.   We will also look into the opportunity of expanding to other countries.  The English language is a popular subject of study not only in China, but for any other part of the world looking to capitalize on economic and personal growth.   The availability of unique learning tools will allow for students in other countries to become more interested in learning a second language.

 MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions. Please see the section of this prospectus entitled “Forward Looking Statements”.

Company Overview

We are a development-stage company recently incorporated to enter into the publishing industry with our ESL workbooks, which will act as an alternative to traditional textbooks for enhanced learning and development to students.  We have recently commenced business operations and have not generated any revenues.

Our auditors have issued a “going concern” opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our workbooks. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of April 30, 2007 Easy ESL Publishing had $7,275 cash on hand and in the bank. Management believes this amount will not satisfy our cash requirements for the next twelve months.  We plan to satisfy our future cash requirements - primarily the working capital required to develop our website, begin recruiting teachers, and offset our legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering planned at present.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof.  However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If Easy ESL Publishing is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be very difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering described herein and failure thereof would result in Easy ESL Publishing having to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because Easy ESL Publishing is a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If Easy ESL Publishing cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in Easy ESL Publishing common stock would lose all of their investment.

The development of our business will continue over the next 12 months. Easy ESL Publishing does not anticipate researching any further products or services. Easy ESL Publishing does not expect the purchase or sale of plant or any significant equipment and Easy ESL Publishing does not anticipate any change in the number of our employees. Easy ESL Publishing’s current material commitments include the total costs of the planned offering as provided herein, estimated at $6.359.

Easy ESL Publishing has no current plans, preliminary or otherwise, to merge with any other entity.

Plan of Operation

Over the 12 month period starting upon the effective date of this registration statement, the Company must raise capital and start the design and production of its workbooks. .  Within 90 days, the company will begin to identify education magazines and other resources that teachers use as daily reference.    The approach will be to place ads within these magazines to target teachers who will eventually become the authors of the workbooks. The company will focus on recruiting authors to write the workbooks and to provide samples for marketing purposes.   We are considering recruiting authors that have been employed as teachers, and it would be even more beneficial if they have some experience in the field of ESL.   There are hundreds of thousands of possible candidates who have even been employed in China directly as an ESL teacher.  ESL teachers from Australia, Great Britain, Canada, and the United States of America are currently being heavily recruited in China, who recruits approximately 100,000 native English teachers each year.  Often times these students stay for a year for the experience and then move on to other areas of interest.   These young adults would be an asset to the company as they would bring with them insight on what would be beneficial to the student’s learning process.

If the Company has difficulty finding recruits with experience within China itself, North America has become very focused on teaching ESL in their schools.  Canada is a great example as it is one of the top countries in the world in terms of numbers of immigrants and refugees accepted annually.  The Province of British Columbia BC and, in particular Vancouver and the urban areas that surround it, receive the second highest numbers of such “new Canadians” in Canada. The obvious result of this is that that ESL learners in BC public schools are rapidly increasing and so is the demand for qualified teachers.   Easy ESL Publishing will be able to find teachers close to home who are familiar with the ESL industry and its trends.  A website will be set up to begin to facilitate communication between the teachers and Easy ESL Publishing, Inc.  Website design and implementation will have to be contracted to an outside source, adding significantly to the early advertising budget.

Within 180 days after the SB-2 becomes effective, the Company will begin to prepare all legal contracts for execution between the teachers (authors) and the company.    Lawyers will be hired to work out the contractual details, primarily to help determine how the teachers will be compensated for their services.    The contract will also outline the severity of copyright violation and make teachers aware of the repercussions if their work is compromised.  Plagiarism is a serious offense and should not be taken lightly under any condition, but certainly not if you are a small business trying to get ahead in a market.    If the Company hires authors who were once teachers, there exists a significant “gray area” in regards to copyright laws within the education sector that may make it more difficult for them to distinguish between what is acceptable in their work and what is not.   In the classroom they are often able to reproduce certain works if it used for learning purposes.  Even though they may not realize that they cannot reproduce certain lesson for publication, there is serious punishment for copyright violations - judgments can run up to $100,000 for each act of deliberate or willful infringement.  Easy ESL Publishing will insist that all work by the authors for their workbooks are original and not copied or borrowed from any other materials currently available on the market today.  Because breach of copyright law is not viewed without due consideration, and punishment is often harsh, the Company will ensure that this issue is detailed in the contract entered into with the authors.

Once an agreement is signed, the first step for the authors is to create several sample workbooks that can be used as marketing and advertising tools.  These samples will assist the Company in future developments of the marketing campaign.

Within 270 days from the SB-2 coming into effect, the Company will partner with a printing company in Asia to print the workbooks.   The lawyer’s services will be required yet again to ensure that the agreement between Easy ESL Publishing is both fair and meets the needs and expectations of the Company.   Cameron Wong will also travel to Asia once printing has begun to ensure that his standard of quality is met.

Once printing is underway, and the important legal obligations have been met, Easy ESL Publishing will put extra focus into marketing and advertising of the new workbooks.  A year after the SB-2 becomes effective, the Company will begin heavily promoting the product.  It is important to showcase the workbooks to teachers and educators, and to be present at all major trade shows in North America that promote solutions for better learning and educational training for students.   The Director of the company will also need to work in China to obtain feedback from current ESL students by demonstrating his workbook in a practical setting.   They will attend several ESL classes and ask the students to use the books as part of their studies.  They will need to find the product informative, interesting and relevant to their studies in order for the Company to go ahead with further printing.  We are aware that this will result in additional travel expenses to China, but feel feedback from these students, as well as educators, who attended the various trade shows, will be useful in creating the final copies of the workbook for market.

Finally, once the product is in its final stages of development, the website will be further enhanced as a marketing tool and will provide additional advertising.   The website address will also be printed in all workbooks, so it can be used as an outlet for feedback from teachers and students who are using the product as part of their course curriculum.  This information will be collected and used in the further development of any additional books that are written and published.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our workbook development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company’s office is located at Suite 105, 501 Silverside Road Wilmington, DE 19809 USA and our telephone number is (800) 670-2721 and our fax number is (888) 556-8411.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 4, 2006 we issued a total of 10,000,000 shares of common stock to Cameron Wong, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, there has been no public trading market for the common stock. Easy ESL Publishing, Inc.’s common stock is presently not traded on any market or securities exchange.  None of the common stock is subject to outstanding options or warrants to purchase, or securities convertible into common stock.

On December 4, 2006 a total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

EXECUTIVE COMPENSATION

Summary of Compensation

Easy ESL Publishing has made no provisions for paying cash or non-cash compensation to its directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on November 9, 2006 through April 30, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to April 30, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Non-Qualified Deferred Compensation (US$)	All Other Compensation (US$)	Total (US$)

Cameron Wong	2006	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0

We have not paid any salaries. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

At this time, Easy ESL Publishing has not entered into any employment agreements with our directors. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our directors, or future key staff members.

EXPERTS

Our financial statements for the period from inception to April 30, 2007 included in this prospectus have been audited by Moore & Associates, Chartered, 2675 S. Jones Blvd, Suite 109, Las Vegas, NV 89146 as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

Thomas E. Puzzo, Attorney at Law, the Law Offices of Thomas E. Puzzo, PLLC 4216 NE 70th Street, Seattle WA 98115, has acted as our legal counsel. Mr. Puzzo has provided his opinion on the legality of the 4,000,000 shares of common stock being registered on behalf of the company by way of this prospectus.

FINANCIAL STATEMENTS

Our fiscal year end is January 31st .  We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

EASY ESL PUBLISHING, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Easy ESL Publishing, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Easy ESL Publishing, Inc. as of April 30, 2007 and January 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the three months ended April 30, 2007, for the year ended January 31, 2007 and since inception November 9, 2006 through April 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Easy ESL Publishing, Inc. as of April 30, 2007 and January 31, 2007 and the results of its operations and its cash flows for three months ended April 30, 2007 for the year ended January 31, 2007 and since inception November 9, 2006 through April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

August 10, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

EASY ESL PUBLISHING, INC.

(A Development Stage Company)

BALANCE SHEETS

	April 30, 2007	January 31, 2007

ASSETS

CURRENT ASSETS
Cash	$ 7,275	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party Bank Overdraft	5,435 1,078 -	- 1,078 55
	6,513	1,133

STOCKHOLDERS’ EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000	10,000
Subscription receivable	-	(10,000)
Additional paid-in capital	-	-

Deficit accumulated during the development stage	(9,238)	(1,133)

	762	-

Total Liabilities & Stockholders Equity	$ 7,275	$ -

The accompanying notes are an integral part of these financial statements

EASY ESL PUBLISHING, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Three months ended April 30, 2007	Cumulative results of operation from November 9, 2006 (date of inception) to January 31, 2007	Cumulative results of operation from November 9, 2006 (date of inception to April 30, 2007

EXPENSES

Office and general	$ (3,105)	$ (1,133)	$ (4,238)
Professional fees	(5,000)	-	(5,000)

NET LOSS	$ (8,105)	$ (1,133)	$ (9,238)

BASIC NET LOSS PER SHARE	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,00,000	6,867,470

The accompanying notes are an integral part of these financial statements

EASY ESL PUBLISHING, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (NOVEMBER 9, 2006) TO APRIL 30, 2007

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Balance, November 9, 2006	-	$ -	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.001 per share
- December 4, 2006	10,000,000	10,000	-	-	-	10,000
-Subscription receivable				(10,000)		(10,000)
Common stock issued for cash at $0.02 per share	-	-	-	-	-	-

Net Loss January 31, 2007	-	-			(1,133)	(1,133)
Balance January 31, 2007	10,000,000	10,000	-	(10,000)	(1,133)	(1,133)

Proceeds received	-	-		10,000		10,000

Net loss for three months ended 30 April 2007	-	-	-	-	(8,105)	(8,105)
Balance, April 30,2007	10,000,000	$10,000	$ -	$ -	$ (9,238)	$ 762

The accompanying notes are an integral part of these financial statements

EASY ESL PUBLISHING, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Three months ended April 30, 2007	Cumulative results of operations from inception (November 9, 2006) to January 31, 2007	Cumulative results of operations from inception (November 9, 2006) to April 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (8,105)	$ (1,133)	$ (9,238)
Adjustment to reconcile net loss to net cash used in operating activities
-accrual of expenses	5,435	-	5,435
-shareholder loan	-	1,078	1,078

NET CASH USED IN OPERATING ACTIVITIES	(2,670)	(55)	(2,725)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000	10,000
Subscription receivable	10,000	(10,000)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES		-

NET INCREASE IN CASH	7,330	(55)	7,275

CASH, BEGINNING OF PERIOD	(55)	-	-

CASH, END OF PERIOD	$ 7,275	$ (55)	$ 7,275

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -

Income taxes	$ -

The accompanying notes are an integral part of these financial statements

EASY ESL PUBLISHING, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2007

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Easy ESL Publishing, Inc.  (“Company”) is in the initial development stage and has incurred losses since inception totaling $9,238. The Company was incorporated on November 9, 2006 in the State of Delaware. The fiscal year end of the Company is January 31. The Company was organized to enter into the English as a Second Language industry by creating educational workbooks. These workbooks will provide students in China with additional learning resources to enhance their understanding of the English language

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company is funding its initial operations by way of issuing Founders’ shares and entering into a private placement offering for 4,000,000 shares at $0.02 per share.  As of April 30, 2007, the Company had issued 10,000,000 Founders shares at $0.001 per share for net receivable proceeds to the Company of $10,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes.”  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, “Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Non-monetary Transactions”, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle.  SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment,” to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No.  123R.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections.” This Statement replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. Management believes this Statement will have no impact on the financial statements of the Company.

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143.”  Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN No.47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN No.47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN No.47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN No.47 is effective for fiscal years ending after December 15, 2005. Management believes this Statement will have no impact on the financial statements of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of April 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

As of April 30, 2007, the sole Director had purchased 10,000,000 shares of the common stock in the Company at $0.001 per share with proceeds to the Company totalling $10,000.

Private Placement

On December 4, 2006, the Company authorized a Private Placement Offering of up to 4,000,000 shares of common stock at a price of $0.02 per share. The total amount to be raised in this financing is $80,000.  As of April 30, 2007 the Company had not issued any shares or received any proceeds from the sale of its Private Placement stock.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of April 30, 2007, the Company received advances from a Director in the amount of $1,078 to pay for Incorporation costs. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – INCOME TAXES

As of April 30, 2007 the Company had net operating loss carry forwards of approximately $9,238 that may be available to reduce future years’ taxable income and will expire commencing in 2017.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Our auditors are Moore & Associates, Chartered, operating from their offices in Las Vegas, Nevada. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Other Expenses of Issuance and Distribution

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Legal and Accounting	$ 4,000
SEC Filing Fee	8.56
Printing	250
Transfer Agent	2,100
TOTAL	$ 6,359

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

Easy ESL Publishing is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of April 30, 2007, we have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000.

Easy ESL Publishing is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

December 4, 2006

We issued 10,000,000 common shares to the directors of the company for cash proceeds of $10,000, or $0.001 per share.

 (b) Use of proceeds

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation of Easy ESL Publishing, Inc.
3.1a	Amendment to Articles of Incorporation of Easy ESL Publishing, Inc.
3.2	Bylaws of Easy ESL Publishing, Inc.
5.1	Opinion of Thomas E. Puzzo, Esq. with respect to the validity of the shares of common stock covered by this prospectus.
23.1	Consent of Moore & Associates, Chartered.

(b) Description of Exhibits

Exhibit 3.1

Articles of Incorporation of Easy ESL Publishing, Inc., dated November 9, 2006.

Exhibit 3.2

Bylaws of Easy ESL Publishing, Inc. approved and adopted on November 11, 2006.

Exhibit 5.1

The Law Offices of  Thomas Puzzo, Attorney at Law, PLLC 4216 NE 70th Street, Seattle WA 98115, has rendered an opinion dated September 13, 2007 with respect to the validity of the shares of common stock covered by this prospectus.

Exhibit 23.1

Consent of Moore & Associates, Chartered, 2675 S. Jones Blvd., Las Vegas, NV 89146 dated August 21, 2007, regarding the use in this Registration Statement of their report of the auditors and financial statements of Easy ESL Publishing, Inc. for the period ending November 30, 2006.

UNDERTAKINGS

Presently the sole officer and director of Easy ESL Publishing, Inc. is not covered by liability insurance. However, Easy ESL Publishing’s Articles of Incorporation state that the company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Delaware. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, director, or officer of Easy ESL Publishing exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 17th day of September, 2007.

Easy ESL Publishing, Inc.

/s/  Cameron Wong

------------------------------------------------------------------------------------------------------------

Cameron Wong

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer.

Know all men by these present, that each person whose signature appears below constitutes and appoints Cameron Wong, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/  Cameron Wong

    September 17, 2007

----------------------------------------------------------------------------------------------------------------------

Cameron Wong

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer.

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